Exhibit 16

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the section captioned “Changes in and Disagreements with Accountants on Accounting and Financial Disclosures” in the Registration Statement on Form S-1 to be filed by Cape Bancorp, Inc., and agree with the statements concerning our Firm contained in paragraphs 1 through 3 therein and we have no basis to agree or disagree with the other statements of the registrant contained therein.

Very truly yours,

/s/Grant Thornton LLP

Philadelphia, Pennsylvania

September 19, 2007